Exhibit 99.1

Ramaco Approved to Join the Defense Industrial Base Consortium (DIBC)

LEXINGTON, Ky., Oct. 15, 2025 /PRNewswire/ -- Ramaco Resources, Inc. (NASDAQ: METC, METCB) (“Ramaco” or the “Company”) Ramaco, a leading developer of rare earth elements and critical mineral resources, is proud to announce its official approval as a member of the Defense Industrial Base Consortium (DIBC). This strategic milestone aligns with Ramaco’s mission to support U.S. national security through the responsible development of domestic critical mineral resources.

As a member of the DIBC, Ramaco gains access to a dynamic network of traditional and non-traditional defense contractors, research institutions, and federal agencies. This membership enables Ramaco to participate in federally funded research, prototyping, and production opportunities, particularly in areas critical to national defense such as rare earth elements (REEs), strategic and critical materials, and energy storage technologies.

“Ramaco’s inclusion in the DIBC is a significant step forward in our efforts to contribute to the domestic supply of critical minerals essential for defense and energy technologies,” said Randall W. Atkins, Chairman and Chief Executive Officer of Ramaco Resources. “We are honored to support the Department of War’s mission to secure the nation’s industrial base and look forward to collaborating with other consortium members to advance innovation, national security, and supply chain resilience.”

The Defense Industrial Base Consortium (DIBC) is a U.S. Department of War (DoW) sponsored initiative to strengthen and expand the U.S. defense industrial base (DIB) by fostering collaboration between government, industry, and academia. Its mission is to build a robust, secure, and resilient supply chain capable of responding to national security needs without reliance on foreign sources.

Ramaco’s participation in the DIBC underscores its commitment to advancing U.S. energy independence, supporting defense readiness, and developing innovative solutions for the challenges of tomorrow.

ABOUT RAMACO RESOURCES

Ramaco Resources, Inc. is an operator and developer of high-quality, low-cost metallurgical coal in southern West Virginia, and southwestern Virginia and a developing producer of coal, rare earth and critical minerals in Wyoming. Its executive offices are in Lexington, Kentucky, with operational offices in Charleston, West Virginia and Sheridan, Wyoming. The Company currently has four active metallurgical coal mining complexes in Central Appalachia and one development rare earth and coal mine near Sheridan, Wyoming in the initial stages of production. In 2023, the Company announced that a major deposit of primary magnetic rare earths and critical minerals was discovered at its mine near Sheridan, Wyoming. Contiguous to the Wyoming mine, the Company operates a carbon research and pilot facility related to the production of advanced carbon products and materials from coal. In connection with these activities, it holds a body of roughly 76 intellectual property patents, pending applications, exclusive licensing agreements and various trademarks. News and additional information about Ramaco Resources, including filings with the Securities and Exchange Commission, are available at https://www.ramacoresources.com. For more information, contact investor relations at (859) 244-7455.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this news release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent Ramaco Resources’ expectations or beliefs concerning guidance, future events, anticipated revenue, future demand and production levels, macroeconomic trends, the development of ongoing projects, costs and expectations regarding operating results, and it is possible that the results described in this news release will not be achieved. These forward-looking statements are subject to risks, uncertainties and other factors, many of which are outside of Ramaco Resources’ control, which could cause actual results to differ materially from the results discussed in the forward-looking statements. These factors include, without limitation, unexpected delays in our current mine development activities, the ability to successfully ramp up production at our complexes in accordance with the Company’s growth initiatives, failure of our sales commitment counterparties to perform, increased government regulation of coal in the United States or internationally, the impact of tariffs imposed by the United States and foreign governments, the further decline of demand for coal in export markets and underperformance of the railroads, the Company’s ability to successfully develop the Brook Mine REE/CM project, including whether the Company’s exploration target and estimates for such mine are realized, the timing of the initial production of rare earth concentrates, the development of a pilot and ultimately a full scale commercial processing facility. Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, Ramaco Resources does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for Ramaco Resources to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements found in Ramaco Resources’ filings with the Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The risk factors and other factors noted in Ramaco Resources’ SEC filings could cause its actual results to differ materially from those contained in any forward-looking statement.